Exhibit 32.2

Certification of Chief Financial Officer Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

I, Gregory A. White, Executive Vice President and Chief Financial Officer of First Connecticut Bancorp, Inc., a Maryland corporation (the “Company”), certify in my capacity as an officer of the Company that I have reviewed the quarterly report on Form 10-Q for the three and six month periods ended June 30, 2011 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2011	/s/ Gregory A. White
Gregory A. White
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.